Exhibit 10.5

AUTODESK, INC.

STOCK OPTION AGREEMENT

Autodesk, Inc., a Delaware corporation (the “Company”), has granted to the optionee (the “Optionee”), named on the Notice of Grant of Stock Options (the “Notice of Grant”) which is attached hereto an option to purchase that number of shares of Common Stock (the “Shares”) set forth on the Notice of Grant at the price set forth on the Notice of Grant and in all respects subject to the terms, definitions and provisions of the Company’s stock option plan stated in the Notice of Grant (as applicable, the “Plan”), which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings in this Option Agreement.

1. Nature of Option. If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Otherwise, this Option is a nonstatutory stock option and will not qualify as an Incentive Stock Option.

2. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions in Section 10 of the Plan as follows:

(i) Right to Exercise.

(a) Subject to subsections 2(i)(b) and (c) and Section 8 below, this Option shall vest over the period and at the rate set forth on the Notice of Grant.

(b) This Option may not be exercised for a fraction of a share.

(c) In the event of Optionee’s death, disability or other termination of employment or other service relationship, the exercisability of the Option is governed by Sections 6, 7, and 8 below.

(ii) Method of Exercise. This Option shall be exercisable by written or electronic notice (as determined by the Administrator), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holders’ investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such notice shall be properly completed and delivered in such manner as the Administrator may determine (including electronically). Payment of the exercise price may only be made in such manner as described in Section 4 below, and if appropriate, shall accompany the written notice. This Option shall be deemed to be exercised upon receipt by the Company (or its designated representative) of the exercise notice and completion of payment of the exercise price.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may be listed.

3. Optionee’s Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company an Investment Representation Statement in the form provided by the Company.

4. Method of Payment. Payment of the exercise price shall be by (i) cash, (ii) check, (iii) surrender of other shares of Common Stock of the Company, which either have been vested and owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and in either case have a fair market value on the date of surrender equal to the exercise price of the Shares as to which the Option is being exercised or (iv) delivery of a properly executed exercise notice together with irrevocable instructions to an agent of the Company to sell the Shares and promptly deliver to the Company that portion of the sale proceeds required to pay the exercise price (and any applicable withholding taxes).

5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6. Termination of Status as an Employee. If Optionee ceases to serve as an Employee or, if this Option has been granted under the Company’s Nonstatutory Stock Option Plan, Consultant, he or she may, but only within three (3) months after the date of such cessation, exercise this Option to the extent that he or she was entitled to exercise it at the date of such cessation. To the extent that he or she was not entitled to exercise this Option as the date of such cessation, or if he or she does not exercise this Option within the time specified herein, the Option shall terminate.

7. Disability of Optionee. Notwithstanding the provisions of Section 6 above, if Optionee ceases to serve as an Employee or, if this Option has been granted under the Company’s Nonstatutory Stock Plan, Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within twelve (12) months from the date of such cessation, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such cessation. To the extent that he or she was not entitled to exercise this Option at the date of cessation, or if he or she does not exercise such Option within the time specified herein, the Option shall terminate.

8. Death of Optionee. In the event of the death of Optionee during the term of this Option and while an Employee or, if this Option has been granted under the Company’s Nonstatutory Stock Option Plan, Consultant, the Option shall become fully exercisable, including as to Shares for which it would not otherwise by exercisable and may be exercised, at any time within twelve (12) months following the date of death, by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance.

9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10. Term of Option. This Option may be exercised only within the term set out on the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

11. Tax Obligations.

(i) Withholding Taxes. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise.

Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(ii) Notice of Disqualifying Disposition of Incentive Stock Option Shares. If the Option granted to Optionee herein is an Incentive Stock Option, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (1) the date two years after its date of grant (as provided in the Notice of Grant), or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

12. Entire Agreement; Governing Law. The Plan, this Option Agreement and the Notice of Grant constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by California law except for that body of law pertaining to conflict of laws.

13. No Guarantee of Employment. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR, IF THIS OPTION WAS GRANTED UNDER THE COMPANY’S NONSTATUTORY STOCK OPTION PLAN, CONSULTANT AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED SERVICE ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S SERVICE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.